UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2026

J. W. Mays, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	1-3647	11-1059070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Bond Street. Brooklyn, New York	11201-5805
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (718) 624-7400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	MAYS	NASDAQ

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2026, J.W. Mays, Inc. (the "Company") entered into a loan agreement with Beacon Bank & Trust, a Massachusetts Trust Company (the “Lender”) wherein the Company has obtained a loan (the “Loan”) secured by a first lien mortgage on the Company’s property at Fishkill, New York on Route 9 at Interstate Highway 84 (the “Fishkill Property”). The Company borrowed a principal amount of $8,000,000, or such lesser sum as shall have been advanced pursuant to that certain Non-Revolving Line of Credit and Building Loan Mortgage Note between the Company and Lender, dated May 11, 2026 (the “Mortgage Note”), plus interest, in the amounts and in the manner as described below.

From May 12, 2026 through May 11, 2027 (the “Advance Period”), the Company shall pay interest on the outstanding principal balance of the Loan (the “Principal”) from the date of advance until the Principal is paid in full, at a floating interest rate equal to (i) the WSJ Prime Rate established by the Lender, as the same may be adjusted from time to time (the “Index”) plus (ii) 100 basis points per annum (the “Applicable Interest Rate”), subject at all times to a “Minimum Interest Rate” of 7.25% per annum.

Commencing on May 12, 2027 and terminating on May 1, 2036 (the “Maturity Date”), the Company shall pay principal and interest on the outstanding Principal advanced pursuant to the Loan Agreement amortized over 25 years until the Principal is paid in full, at the interest rate determined based upon an “Index.” The Index is determined by the weekly average yield on Federal Home Loan Bank of Boston Fixed Rate Advance Rate index adjusted to a constant maturity of five years. Before each Change Date, the Lender will determine the interest rate chargeable as of such Change Date by adding 225 basis points to the Current Index (as defined in the Mortgage Note), subject at all times to a minimum interest rate of 6.00%. Interest is calculated pursuant to the “Actual/360” method of interest calculation based on the actual number of calendar days during the month for which interest is being calculated.

The Company is required to maintain its business operating account and tenant security accounts with the Lender with minimum required balances in the amount of $1,000,000 while the Loan remains outstanding. Furthermore, an interest reserve account was established at the closing with $350,000 deposited by the Company with the Lender to satisfy payments during the Advance Period (the “Interest Reserve”). The Company is required to replenish the Interest Reserve if the balance falls below $75,000. The Mortgage Note is subject to other customary covenants, representations and warranties.

Upon an Event of Default (as defined in the Mortgage Note), the Company shall be required to pay interest on the Principal at a rate equal to the Applicable Interest Rate plus 5.00%, or at the maximum rate permitted by law. The Principal may be prepaid in part or in whole, subject to a Prepayment Penalty ranging from 1.00% to 3.00% beginning May 11, 2027 through the Maturity Date.

The Company was advanced an estimated $2,000,000 at closing of the Loan and intends to use the proceeds (less the Interest Reserve and transactions expenses) to construct expansion rentable space at the Fishkill Property for an existing tenant. The Company cannot be certain if and when such proceeds will be applied. The Company expects to draw down on the entire $8,000,000 before the Fishkill Property expansion project is completed. The Company cannot be certain of the timing and amounts of those draw downs.

The foregoing description does not purport to be complete and is qualified in its entirety by the Mortgage Note, which has been filed as Exhibit 10.1 attached hereto, and is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Non-Revolving Line of Credit and Building Loan Mortgage Note, dated May 12, 2026, between J.W. Mays, Inc. and Beacon Bank & Trust, as lender.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. W. Mays, Inc.

Dated: May 15, 2026	By: Ward Lyke, Jr.
Ward N. Lyke, Jr.
Vice President,
Chief Financial Officer
and Treasurer